Exhibit 21

Subsidiaries of WireCo WorldGroup (Cayman) Inc.

Name	State or Jurisdiction of Formation
1295728 Alberta ULC	Alberta, Canada
Aceros Camesa, S.A. de C.V.	Mexico
CASAR Drahtseilwerk Saar GmbH	Germany
Cobremap SAS	France
Corcam S.A. de C.V.	Mexico
Drumet CZ S.R.O.	Czech
Drumet Drahtseile GmbH	Germany
Drumet Liny I Druty Sp. Z O.O.	Poland
Drumet S.R.O.	Slovakia
Ekon B.V.	Netherlands
Euronete Australia Pty Ltd	Australia
Euronete Scandinavia	Denmark
Euronete UK	Scotland
Eurorope Performance Rope Producers SA (50% owner)	Greece
Ijmuiden Stores Holland B.V.	Netherlands
Incam S.A. de C.V.	Mexico
Lankhorst Engineered Products B.V.	Netherlands
Lankhorst Euronete (Brasil) – Industria e Comercio Ltda (80% owner)	Brazil
Lankhorst Euronete Australia Pty Ltd	Australia
Lankhorst Euronete Espana SA (50% owner)	Spain
Lankhorst Euronete India Private Limited (50% owner)	India
Lankhorst Euronete Portugal, S.A.	Portugal
Lankhorst Pure Composites B.V.	Netherlands
Lankhorst Recycled Products UK, Ltd.	UK
Lankhorst Recycling Deutschland GmbH	Germany
Lankhorst Ropes UK	UK
Lankhorst Sneek B.V.	Netherlands
Lankhorst Touwfabrieken B.V.	Netherlands
Le Drezen SAS	France
Manuel Rodrigues de Oliveira Sá & Filhos, S.A.	Portugal
Royal Lankhorst Euronete Group B.V.	Netherlands
ScanRope Marine AS	Norway
Wire Rope Corporation de Mexico I, S. de R.L. de C.V.	Mexico
WireCo Dutch Acquisition B.V.	Netherlands
WireCo Mex, S. de R.L. de C.V.	Mexico
WireCo Mexico Acquisition, S. de R.L. de C.V.	Mexico
WireCo WorldGroup B.V.	Netherlands
WireCo WorldGroup Comercial, Unipessoal, Lda.	Portugal
WireCo WorldGroup Inc.	Delaware
WireCo WorldGroup India Private Limited	India
WireCo WorldGroup Sales (Cayman) Ltd.	Cayman
WireCo WorldGroup US Holdings Inc.	Delaware

Name	State or Jurisdiction of Formation
Wireline Works Partnership	Alberta, Canada
WISCO WireCo Wire Rope Co., Ltd. (65% owner)	China
WRCA (Luxembourg) Holdings S.à r.l.	Luxembourg
WRCA Distributor (Cayman) Ltd.	Cayman
WRCA Hong Kong Holding Company, Ltd.	Hong Kong
WRCA, S. de R.L. de C.V.	Mexico